UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

OVERLAND ADVANTAGE

(Exact name of registrant as specified in its charter)

Delaware	814-01698	92-64241989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Park Avenue, 11th Floor

New York, NY 10152

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 672-5088

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 – Unregistered Sale of Equity Securities.

On April 23, 2024, Overland Advantage (the “Company”) delivered a capital call notice to its investors relating to the sale of the Company’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), for an aggregate offering price of approximately $194,000,000 ($25 per Common Share). The sale is expected to close on or around May 7, 2024.

The sale of Common Shares is being made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund capital calls to purchase Common Shares up to the amount of their respective capital commitments on an as-needed basis each time the Company delivers a capital call notice to its investors.

The offer and sale of the Common Shares is being conducted in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, Regulation D and/or Regulation S thereunder. The Company has relied upon representations from the investors in the subscription agreements that each investor is, as applicable, either (a) an “accredited investor” as defined in Regulation D under the Securities Act or (b) not a “U.S. person” as defined in Regulation S under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2024	OVERLAND ADVANTAGE

	By:	/s/ Kimberly A. Terjanian
Name: Kimberly A. Terjanian
Title: Chief Financial Officer